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Vice President, Investor Relations
(781) 741-7775

Margery B. Myers
Vice President,
Corporate Communications and Public Relations
(781) 741-4019

Cara O'Brien - Investor Relations
Stephanie Sampiere - Media Relations
Financial Dynamics
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TALBOTS SEPTEMBER COMPARABLE SALES INCREASE 0.6% AS EXPECTED,
COMBINING STRONG REGULAR-PRICE SALES AND SIGNIFICANTLY
REDUCED MARKDOWN SELLING

Company’s Outlook for Third Quarter Earnings per Diluted Share in the Range of $0.62-$0.65

        Hingham, MA, October 9, 2003 – The Talbots, Inc. (NYSE: TLB) today announced sales for fiscal September, the five weeks ended October 4, 2003, increased 3% to $182.5 million from $176.6 million for the five weeks ended October 5, 2002. Comparable store sales increased 0.6% for the month, as expected. Year-to-date sales for the thirty-five weeks ended October 4, 2003 increased 3% to $1,054.9 million from $1,028.3 million reported for the thirty-five weeks ended October 5, 2002. Comparable store sales decreased 2.9% for the year-to-date period.

        Arnold B. Zetcher, Chairman, President and Chief Executive Officer, commented, “Our customer has responded quite favorably to our new fall merchandise, resulting in a strong start to the season. Especially significant was the resurgence in our sweater and sportswear businesses, which are key components of the Talbots brand. In addition, we were pleased to see very robust regular-price selling overall in September, despite inventory levels below last year.”

        “Due to our strong regular-price trends, we began our traditional mid-season sale event one week later than last year, moving the start of the sale to October 1st from September 25th in 2002. This lowered our comparable store sales in September by approximately three percentage points. Nonetheless, even with the shift — which we feel was an appropriate strategy for the Company — our comparable store sales were positive for the month. Further, this move should benefit our comp performance in October,” Mr. Zetcher continued.

        “Although our mid-season sale has only just begun, at this time, our current outlook is for earnings per diluted share to be in the range of $0.62-$0.65 for the third quarter versus $0.63 last year. This earnings estimate is based on our projection for continued healthy sales of our forward-looking merchandise. However, we do expect weakness in our mid-season markdown sales, largely due to significantly lean levels of clearance inventory. In addition, we are finding that our customers are looking for true fall merchandise rather than the marked-down lighter weight, late summer goods.”

        “In closing, with four consecutive months of positive regular-price selling in our women’s businesses, we continue to have strong momentum and feel optimistic about our customer’s response to our upcoming assortments as we head into the holiday selling season,” Mr. Zetcher concluded.

        Talbots is a leading national specialty retailer and cataloger of women’s, children’s and men’s classic apparel, shoes and accessories. The Company operates 950 stores — 484 Talbots Misses stores, including 20 Talbots Misses stores in Canada and five Talbots Misses stores in the United Kingdom; 259 Talbots Petites stores, including two Talbots Petites stores in Canada; 40 Talbots Accessories & Shoes stores; 65 Talbots Kids stores; 71 Talbots Woman stores, including one Talbots Woman store in Canada; six Talbots Mens stores; one Talbots Collection store; and 24 Talbots Outlet stores. Its catalog operation currently expects to circulate approximately 48 million catalogs worldwide in fiscal 2003. Talbots on-line shopping site is located at www.talbots.com.

        For more detailed information, please visit our website at www.talbots.com, or call (703) 736-7208 to listen to The Talbots, Inc. monthly sales recording.

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. The statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may,” “will,” or similar statements or variations of such terms. All of the “outlook” information (including future revenues, comparable sales, earnings and EPS, and other financial performance or operating measures) constitutes forward-looking information. Our forward-looking statements are based on our current expectations, assumptions, estimates and projections about our Company including assumptions and projections concerning store traffic, levels of store sales including regular-price selling, and customer preferences. Our forward looking statements involve material known and unknown risks and uncertainties as to future events which may or may not occur, including, effectiveness of the Company’s brand awareness and marketing programs, effectiveness and profitability of new concepts including the Mens concept, effectiveness of its e-commerce site, acceptance of Talbots fashions, the Company’s ability to anticipate and successfully respond to changing customer tastes and preferences, appropriate balance of merchandise offerings, the Company’s ability to sell its merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns, retail economic conditions including consumer spending, consumer confidence and a continued highly uncertain economy, and the impact of a continued highly promotional retail environment. In each case, actual results may differ materially from such forward-looking information. Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s Current Report on Form 8-K dated October 30, 1996 filed with the Securities and Exchange Commission (a copy of which may also be obtained from the Company at 781-741-4500) as well as other periodic reports filed by the Company with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations”, and you are urged to carefully consider all such factors. In light of the substantial uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a guarantee or representation that such forward-looking matters will in fact be achieved. The Company assumes no obligation for updating or revising any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

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TALBOTS ANNOUNCES SEPTEMBER SALES

MESSAGE POINTS

10/09/03

•	The following pre-recorded comments covering our September sales results include forward-looking statements relating to the Company’s expectations and beliefs concerning our future business and financial performance. These forward-looking statements are based on various assumptions and projections and are subject to substantial risks and uncertainties. Actual results may differ materially. For further details, please review the risk factors and cautionary statements in this morning’s sales release as well as in our SEC periodic reports, including our Form 10-K and Form 10-Qs. We’ll also conclude these pre-recorded comments with a forward-looking cautionary statement.

•	Good morning everyone. This is Ed Larsen, Talbots Chief Financial Officer. Welcome to our prerecorded comments covering our September sales results.

•	This morning we announced that total company sales for fiscal September, the five weeks ended October 4, 2003 increased 3% to $182.5 million from $176.6 million for the five weeks ended October 5, 2002. Comp store sales increased 0.6% for the month, as expected, with strong regular price sales during the period and significantly reduced markdown selling.

•	Year-to-date sales for the thirty-five weeks ended October 4, 2003 increased 3% to $1,054.9 million from $1,028.3 million reported for the thirty-five weeks ended October 5, 2002. Comp store sales for the thirty-five week period declined 2.9%.

•	As mentioned in this morning’s press release, our fall season got off to a strong start with robust regular price selling in September, despite inventory levels below last year.

•	Due to our strong regular-price trends, we moved our traditional mid-season sale to October 1st, one week later than last year’s start date of September 25th. This lowered our September comparable store sales results by approximately three percentage points. Nonetheless, even with the shift — which we feel was an appropriate strategy for the company — our comps were positive for the month. The move should also benefit our comp performance in October.

•	Looking at the business in more detail, for September, comp store sales by concept for the month and the year-to-date were as follows: Our U.S. Misses stores were even for the month and down 3% for the year-to date period, while our U.S. Petites stores were up 3% for the month and down 1% for the year to date period. Our Kids stores were down only 1% for the month, despite the shift in sale and our decision not to anniversary a Labor Day promotion from last year. Year to date, comps were down 6% in Kids. And finally, our Accessories & Shoes stores decreased 4% for the month and decreased 9% for the year-to-date.

•	Moving to comp performance by region for the month and the year-to-date: The Northeast was flat for the month and down 5% year-to-date; the South increased 3% for the month and decreased 1% for the year to date; the Midwest was up 2% and down 2% respectively; and the West was down 4% for the month and down 3% for the year-to-date period.

•	In terms of merchandise, we were very pleased to see strength in some of our major business drivers. Our two strongest categories are sweaters, from turtlenecks to fashion necklines, and sportswear, including jackets, skirts and pants. The resurgence in these businesses is significant as they represent key components of the Talbots brand. Other areas doing well are coats, in all styles; knits, from layering tees to polar fleece; and wrinkle-free blouses. In our accessories and shoes business, the top performers are jewelry, scarves, wraps and handbags.

•	In our Kids business, we saw significant improvement in our trends in September, with the strongest categories being refined and dressy merchandise across all areas, as well as outerwear.

•	Looking now at our catalog/Internet business in September, our main fall book, which was mailed early in the month, performed significantly above plan. In addition, our mid-season sale catalog and our earlier fall books continued to perform at or above plan in the period.

•	Turning to the status of our inventories, inventory per square foot at the end of September for our U.S. women’s businesses was down 8% versus the same period last year. As part of our conservative posture for the fall season, our plan continues to be to end the third quarter with inventory per square foot on average down approximately high single digits.

•	Looking ahead, our comparable store sales guidance for October is for positive low single-digit comps.

•	With our difficult August, strong September performance, and projected October results at this early point in our mid-season sale, we currently expect third quarter earnings per share to be in the range of approximately $0.62-$0.65 per diluted share, versus last year’s $0.63. This earnings estimate is based on our projection for continued healthy sales of our forward-looking merchandise. However, we do expect weakness in our mid-season markdown sales, largely due to significantly lean levels of clearance inventory. In addition, we are finding that our customers are looking for true fall merchandise rather than the marked-down lighter weight, late summer goods.”

•	In closing, with four consecutive months of positive regular-price selling in our women’s businesses, we continue to have strong momentum and feel optimistic about our customer’s response to our upcoming assortments as we head into the holiday selling season.

•	Thank you.

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. The statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may,” “will,” or similar statements or variations of such terms. All of the “outlook” information (including future revenues, comparable sales, earnings and EPS, and other financial performance or operating measures) constitutes forward-looking information. Our forward-looking statements are based on our current expectations, assumptions, estimates and projections about our Company including assumptions and projections concerning store traffic, levels of store sales including regular-price selling, and customer preferences. Our forward looking statements involve material known and unknown risks and uncertainties as to future events which may or may not occur, including, effectiveness of the Company’s brand awareness and marketing programs, effectiveness and profitability of new concepts including the Mens concept, effectiveness of its e-commerce site, acceptance of Talbots fashions, the Company’s ability to anticipate and successfully respond to changing customer tastes and preferences, appropriate balance of merchandise offerings, the Company’s ability to sell its merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns, retail economic conditions including consumer spending, consumer confidence and a continued highly uncertain economy, and the impact of a continued highly promotional retail environment. In each case, actual results may differ materially from such forward-looking information. Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s Current Report on Form 8-K dated October 30, 1996 filed with the Securities and Exchange Commission (a copy of which may also be obtained from the Company at 781-741-4500) as well as other periodic reports filed by the Company with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations”, and you are urged to carefully consider all such factors. In light of the substantial uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a guarantee or representation that such forward-looking matters will in fact be achieved. The Company assumes no obligation for updating or revising any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

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